Exhibit 32.2
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report of True North Finance Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Mark Williams, Chief Financial Officer (and Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 16, 2009

/s/ Mark Williams
MARK WILLIAMS,
Chief Financial Officer (and Principal Financial and Accounting Officer), of the Company

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.